UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	February 14, 2007

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, Connecticut	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “our company” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1) Amendment to CIT Facility

In our Form 8-K filed on June 14, 2005, we disclosed that on June 8, 2005 we entered into a secured revolving credit facility (the "CIT Facility") with CIT Group/Business Credit, Inc. ("CIT").

On February 14, 2007, we entered into a Waiver and Amendment to the CIT Facility (the "Amendment") which amended the CIT Facility to add a financial covenant that provides that we will maintain Consolidated Liquidity of not less than $2.5 million at all times through and including March 31, 2007, and will maintain Consolidated Liquidity of not less than $3.0 million at all times thereafter.

Terms not otherwise defined herein have the meaning ascribed to them in the CIT Facility.

The description of the Amendment is qualified in its entirety by reference to the terms of such Amendment attached hereto as Exhibit 10.1.

ITEM 9.  Financial Statements and Exhibits

9.01  Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1    Waiver and Amendment, dated February 14, 2007, to Financing Agreement, dated June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)
By:	/s/ Francis J. Alfano
Francis J. Alfano
Chief Executive Officer

February 15, 2007

EXHIBIT INDEX

Exhibit

Exhibit 10.1    Waiver and Amendment, dated February 14, 2007, to Financing Agreement Dated June 8, 2005.